Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253992 on Form S-8 of Brown-Forman Corporation of our report dated June 25, 2024 appearing in this Annual Report on Form 11-K of Brown-Forman Corporation Savings Plan for the year ended December 31, 2023.

/s/ Crowe LLP
Crowe LLP

South Bend, Indiana
June 25, 2024